AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
               ON JULY 2, 1996.         REGISTRATION NO. 333-4743
_________________________________________________________________
               Securities and Exchange Commission
                     Washington, D.C. 20549
              ____________________________________

                Post-Effective Amendment No. 1 on
                            FORM S-3
                           to FORM S-4
                     REGISTRATION STATEMENT
                Under The Securities Act of 1933
                       OLSTEN CORPORATION
     (Exact name of registrant as specified in its charter)
                              7363

          DELAWARE                      13-2610512
     (State or other jurisdiction of    (I.R.S. Employer
     incorporation or organization)     Identification Number)
             ______________________________________

                      175 Broad Hollow Road
                    Melville, New York  11747
                         (516) 844-7800
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                   William P. Costantini, Esq.
            Senior Vice President and General Counsel
                      175 Broad Hollow Road
                    Melville, New York  11747
                         (516) 844-7250
    (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
                  _____________________________

                           COPIES TO:
                   Marjorie Sybul Adams, Esq.
                     Gordon Altman Butowsky
                      Weitzen Shalov & Wein
                      114 West 47th Street
                    New York, New York  10036
                         (212) 626-0800
                   __________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS POSSIBLE AFTER THE EFFECTIVE DATE OF THIS POST-
EFFECTIVE AMENDMENT.
                  _____________________________
If the only securities
being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.
                    __________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


     ______________________________________________________

                           PROSPECTUS

                       OLSTEN CORPORATION


     This Prospectus ("Prospectus") relates to up to 2,680,212 shares of Class B Common Stock, par value $.10 per share ("Class B Stock"), of Olsten Corporation, a Delaware corporation ("Olsten") that may be issued upon (a) the exercise of outstanding stock options (the "Stock Options") and (b) upon the conversion of 4 3/4% Convertible Subordinated Debentures due 2000 (the "Convertible Debentures"), and the issuance of up to 2,680,212 shares of Olsten Common Stock, par value $.10 per share ("Olsten Common Stock") issuable upon conversion of such shares of Class B Stock. The Stock Options and Convertible Debentures were originally issued by Quantum Health Resources, Inc. ("Quantum") prior to the merger (the "Merger") of QHR Acquisition Corp., a wholly-owned subsidiary of Olsten with and into Quantum on June 28, 1996.

     The Stock Options were issued pursuant to Quantum's 1991 Restated Stock Option Plan and in connection with Quantum's acquisition of Commonwealth Care, Inc. The Convertible Debentures were issued pursuant to an Indenture dated as of October 8, 1993, by and between Quantum and First Trust National Association, as trustee (the "Quantum Indenture").

     As a result of the Merger, Quantum became a wholly-owned subsidiary of Olsten and (i) each outstanding share of Quantum Common Stock, par value $.01 per share ("Quantum Common Stock"), was converted into the right to receive fifty-eight one hundredths (.58) of one share (the "Conversion Number") of Class B Stock, (ii) each outstanding Stock Option was adjusted so that upon exercise the holder will receive the number of shares of Class B Stock equal to the product obtained by multiplying (x) the number of shares of Quantum Common Stock subject to the Stock Option, by (y) the Conversion Number, and (iii) each Convertible Debenture was adjusted so that upon conversion, the holder will receive the number of shares of Class B Stock receivable by a holder of the number of shares of Quantum Common Stock into which such Convertible Debenture might have been converted immediately prior to the effective time of the Merger (the "Effective Time"). Each share of Class B Stock is convertible at all times, without cost to the holder thereof, into one share of Olsten Common Stock.

     No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus in connection with the offering of securities described herein and, if given or made, such information or representation should not be relied upon as having been authorized by Olsten or any other person. This Prospectus does not constitute an offer to sell, or the solicitation of any offer to purchase, any securities in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any distribution of the securities described herein shall, under any circumstances, create any implication that there has been no change in the affairs of Olsten since the date hereof or that the information set forth or incorporated by reference herein is correct as of any time subsequent to its date.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
      COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
        UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
              ANY REPRESENTATION TO THE CONTRARY IS
                       A CRIMINAL OFFENSE.

           The date of this Prospectus is _____, 1996.

                      AVAILABLE INFORMATION

     Olsten is and Quantum was, prior to its acquisition by Olsten, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and in accordance therewith, is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the SEC). Copies of such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: Suite 1400, 500 West Madison Street, Chicago Illinois 60661; and 7 World Trade Center, New York, New York 100348. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements and other information concerning Olsten may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     Olsten has filed with the SEC a Post-Effective Amendment No. 1 on Form S-3 to its Registration Statement (No. 333-4743) on Form S-4 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus constitutes the prospectus of Olsten filed as part of the Registration Statement, certain portions of which are omitted as permitted by the rules and regulations of the SEC. For further information with respect to Olsten and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected at the SEC's offices, without charge, or copies of which may be obtained from the SEC upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Prospectus incorporates certain documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Laurin L. Laderoute, Jr., Secretary, Olsten Corporation, 175 Broad Hollow Road, Melville, New York 11747-8905, telephone number (516) 844-7800.

     The following documents, which have been filed with the SEC pursuant to the Exchange Act, are hereby incorporated herein by reference:

     (a)  Olsten's Annual Report on Form 10-K for the year ended
          December 31, 1995;

     (b) Olsten's Quarterly Report on Form 10-Q for the period ended March 31, 1996;

     (c)  Olsten's Current Reports on Form 8-K dated March 13,
          1996, May 3, 1996 and May 30, 1996;

     (d)  The information contained under the captions "Security
          Ownership of Certain Beneficial Owners and Management" and "Executive Compensation" in Olsten's definitive
          Proxy Statement dated April 2, 1996; and

     (e)  Olsten and Quantum's Joint Proxy Statement and
          Prospectus dated May 31, 1996, filed as part of the Registration Statement under the Securities Act (the
          "Joint Proxy Statement and Prospectus").

     All documents filed by Olsten pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Olsten Common Stock to which this Prospectus relates, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents. All information appearing in this Prospectus or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference and should be read together with such information and documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  INFORMATION CONCERNING OLSTEN

     Olsten is North America's largest provider of home health care and related services and one of the world's leading providers of staffing services to business, industry and government. Through Olsten Kimberly QualityCare, Olsten provides health care network management and caregivers for home health care and institutions. Olsten Kimberly QualityCare employs more than 150,000 caregivers and provides services to over 400,000 patients and clients, including managed care organizations, employers, government agencies, hospitals and individuals. Services include skilled nursing, home health aides, infusion therapy, home medical equipment, respiratory therapy, pediatrics, rehabilitation and disease management. Olsten Kimberly QualityCare is also North America's largest provider of management services to hospital-based home health agencies. Primarily through Olsten Staffing Services, Olsten also operates 700 staffing and information technology offices in North America, South America and Europe, providing assignment employees to business, industry and government, as well as services for the design, development and maintenance of information systems.

     Through Quantum and Quantum Health Resources ("QHR"), Olsten is principally engaged in the provision of therapies and support services to individuals affected by certain chronic diseases. Quantum addresses the delivery of cost-effective, high quality alternate-site therapies and services to individuals affected by chronic and other disorders, their families and clinicians, and those who subsidize their care. QHR meets the specialized needs of patients who require costly, long-term and recurring therapies for their disorders. QHR's Quantum Express division provides specialized mail-order pharmacy services that enable the efficient distribution of unique biological and pharmaceutical products. Quantum also offers a full range of risk management services to managed care organizations and other payors. These services include capitation and other risk-sharing relationships, case management, network management, analyses of medical outcomes and product utilization, and technology assessment.

     Additional information concerning Olsten and its subsidiaries is contained in Olsten's Annual Report on Form 10-K for the year ended December 31, 1995, its Quarterly Report on Form 10-Q for the period ended March 31, 1996 and its Current Reports on Form 8-K dated March 13, 1996, May 3, 1996 and May 30, 1996, and its other public filings. See Available Information and Incorporation of Certain Documents by Reference.

                         USE OF PROCEEDS

     The cash received by Olsten upon exercise of the Stock
Options will be used for general working capital purposes. No cash will be received by Olsten upon conversion of the Convertible Debentures.


                      PLAN OF DISTRIBUTION

     The following is a description of the Convertible Debentures and Stock Options.

CONVERTIBLE DEBENTURES. As of the effective time of the Merger (the "Effective Time"), Quantum had outstanding $86,250,000 of Convertible Debentures due 2000, convertible into Quantum Common Stock at $30.31 per share (2,845,595 shares of Quantum Common Stock). The holders of the Convertible Debentures have the right to convert such Convertible Debentures into the number of shares of Class B Stock receivable by a holder of the number of shares of Quantum Common Stock into which such Convertible Debenture might have been converted immediately prior to the Effective Time (subject to adjustment after the Effective Time as provided in the Quantum Indenture); provided, however, that the number of shares of Class B Stock issuable upon conversion of a Convertible Debenture shall not include any fractional shares and, upon exercise of such Convertible Debenture, a cash payment shall be made for any fractional share based upon the closing price of a share of Olsten Common Stock on the NYSE on the trading day immediately prior to the day of conversion. Thus, for example, a holder of $303,100 principal amount of the Convertible Debentures, which prior to the Effective Time would have been convertible into 10,000 shares of Quantum Common Stock, would be entitled after the Merger to convert the Convertible Debentures into 5,800 shares of Olsten Common Stock. The Company has reserved 1,650,445 shares of Class B Stock and 1,650,445 shares of Olsten Common Stock issuable upon conversion of such shares of Class B Stock, for issuance upon conversion of the Convertible Debentures.

STOCK OPTIONS. As of the Effective Time, Quantum had 1,029,767 shares of Quantum Common Stock reserved for issuance pursuant to the Stock Options. As of the Effective Time, each Stock Option was automatically converted into an option to purchase Olsten Common Stock in an amount and at an exercise price determined as provided below.

(1) The number of shares of Olsten Common Stock to be subject to the new option is equal to the product of the number of shares of Quantum Common Stock subject to the original option and the Conversion Number;

(2) The exercise price per share of Olsten Common Stock to be subject to the new option is equal to the quotient obtained by dividing (x) the exercise price of the number of shares of Quantum Common Stock under the original option by the Conversion Number, provided that in the case of any option or portion of an option to which Section 421 of the Internal Revenue Code of 1986, as amended (the "Code") applies by reason of its qualification under any of Sections 422-424 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with
Section 424(a) of the Code and any portion of an option which does not so comply shall be a "nonqualified option"; and provided further, that the number of shares of Class B Stock that may be purchased upon exercise of such Stock Option shall not include any fractional share and, upon exercise of such Stock Option a cash payment shall be made for any fractional share based on the closing price of a share of Olsten Common Stock on the NYSE on the trading day immediately preceding the date of exercise.

The Company has reserved 597,264 shares of Class B Stock and
597,264 shares of Olsten Common Stock issuable upon conversion of such shares of Class B Stock, for issuance upon exercise of the Stock Options.


                        MATERIAL CHANGES

          On June 28, 1996, Olsten acquired Quantum in a merger transaction which was accounted for as a "pooling of interests." On May 28, 1996, Olsten, Lawyers Acquisition Corp., a Texas corporation which is a wholly-owned subsidiary of Olsten, and Co-Counsel, Inc., a Texas corporation signed an Agreement and Plan of Merger.


                          LEGAL MATTERS

     The validity of the shares of Class B Stock and Olsten Common Stock issuable upon the exercise of the Stock Options and conversions of the Convertible Debentures has been passed upon by Gordon Altman Butowsky Weitzen Shalov & Wein. Andrew N. Heine, a director of the Company, is of counsel to Gordon Altman.

                             EXPERTS

     The consolidated balance sheets as of December 31, 1995 and January 1, 1995 and the consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995 of Olsten incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Coopers & Lybrand LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of Quantum appearing in Quantum's Annual Report on Form 10-K, as amended, for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The only fees incurred in connection with this transaction are legal fees and expenses, which are estimated to be approximately $10,000.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (a) Article Ninth of the Registrant's Restated Certificate of Incorporation provides for indemnification of Directors of the Registrant as follows:

          NINTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article NINTH shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of its adoption. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          As authorized by Section 145 of the Delaware General
Corporation Law, Article V of the Registrant's By-Laws provides as follows:

          Section 1. Right to Indemnification.   Each person who
     was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER, that the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding was authorized by the Board.

          Section 2. Right to Advancement of Expenses. This right to indemnification conferred to in Section I of this
     Article V shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise.

          Section 3. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or, if serving at the request of the Corporation, as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities that may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.

ITEM 16.   EXHIBITS

     EXHIBIT NO.         DESCRIPTION OF EXHIBIT
     ----------          ----------------------

     4.1       Form of 4 3/4% Convertible Subordinated Debenture.

     4.2 Form of Stock Option Agreement for option grant under Quantum's 1991 Restated Stock Option Plan.

     4.3 Form of Stock Option Agreement for option grant for Non-employee Directors under Quantum's 1991
               Restated Stock Option Plan.

     4.4 Form of Stock Option for option grant in connection with Quantum's acquisition of
               Commonwealth Care, Inc.

     *5.1      Opinion of Gordon Altman Butowsky Weitzen Shalov &
               Wein (incorporated by reference to Exhibit 5.1 to Olsten's Registration Statement on Form S-4,
               Registration Number 333-4743).

     23.1      Consent of Gordon Altman Butowsky Weitzen Shalov &
               Wein.

     23.2      Consent of Coopers & Lybrand LLP.

     23.3      Consent of Ernst & Young LLP.

     *24.1 Power of Attorney (included on signature page to this Registration Statement).

* Previously filed.

ITEM 17.  UNDERTAKINGS.

A.   Undertaking Pursuant to Rule 415.

The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  to include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1(ii) do not apply, if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Undertaking Regarding Documents Subsequently Filed Under the
Exchange Act.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


C.   Undertaking Regarding Request For Acceleration of Effective
Date.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to its Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York on July 2, 1996.

                         OLSTEN CORPORATION

                         By: /s/ Frank N. Ligouri*
                             _____________________
                             Frank N. Liguori,
                             Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-3 to the Form S-4
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                Title                         Date


*_______________    Chairman and Chief Executive  July 2, 1996
Frank N. Liguori    Officer and Director
                    (Principal Executive Officer)


*_________________  Senior Vice President-Finance July 2,1996
Anthony J. Puglisi  (Principal Financial and
                    Accounting Officer)


*________________   Director                      July 2,1996
Stuart Olsten


*________________   Director                      July 2,1996
Andrew N. Heine


*________________   Director                      July 2,1996
Stuart R. Levine


*________________   Director                      July 2,1996
John M. May


*________________   Director                      July 2,1996
Miriam Olsten


*_________________  Director                      July 2,1996
Richard J. Sharoff


*________________   Director                      July 2,1996
Raymond S. Troubh


*_________________  Director                      July 2,1996
Josh S. Weston


*By:/s/ William P. Constantini
     William P. Costantini
     Attorney-in-Fact

                          Exhibit Index


     Exhibit No.              Description of Exhibit
     -----------              ----------------------

            4.1          Form of 4 3/4% Convertible Subordinated
                         Debenture.

            4.2          Form of Stock Option Agreement for
                         option grant under Quantum's 1991
                         Restated Stock Option Plan.

            4.3          Form of Stock Option Agreement for
                         option grant for Non-employee Directors
                         under Quantum's 1991 Restated Stock
                         Option Plan.

            4.4 Form of Stock Option for option grant in connection with Quantum's acquisition of
                         Commonwealth Care, Inc.

           *5.1 Opinion of Gordon Altman Butowsky Weitzen Shalov & Wein (incorporated by reference to Exhibit 5.1 to Olsten's Registration Statement on Form S-4, Registration Number 333-47430.)

           23.1          Consent of Gordon Altman Butowsky
                         Weitzen Shalov & Wein.

           23.2          Consent of Coopers & Lybrand LLP.

           23.3          Consent of Ernst & Young LLP.

          *24.1 Power of Attorney (included on signature page to this Registration Statement).

* Previously filed.

                            EXHIBITS

                               TO

                 POST-EFFECTIVE AMENDMENT NO. 1

                           ON FORM S-3

                           TO FORM S-4

                               OF

                     REGISTRATION STATEMENT

                               OF

                       OLSTEN CORPORATION